Douglas W. Child, CPA

Marty D. Van Wagoner, CPA

J. Russ Bradshaw, CPA

William R. Denney, CPA

Russell E. Anderson, CPA

Scott L. Farnes

June 15, 2009

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC was previously principal accountant for Worldwide Energy and Manufacturing USA, Inc. (“the Company") and reported on the financial statements of the Company for the years ended December 31, 2008 and 2007. We have read the Company's statements included under Item 4.01 of its Form 8-K dated June 15, 2009, and agree with such statements as they pertain to our firm.

Very truly yours,

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

cc: Worldwide Energy and Manufacturing USA, Inc.

1284 W. Flint Meadow Dr. #D

Kaysville, Utah 84037

Telephone 801.927.1337

Facsimile 801.927.1344

5296 S. Commerce Dr. #300

Salt Lake City, Utah 84107

Telephone 801.281.4700

Facsimile 801.281.4701

Suite A, 5/F

Max Share Centre

373 King’s Road

North Point, Hong Kong

Telephone 852.21.555.333

Facsimile 852.21.165.222

www.cpaone.net